EXHBIT 99.1

[Persistence letterhead]


                         PERSISTENCE SOFTWARE ANNOUNCES
                         THIRD QUARTER FINANCIAL RESULTS

         SAN MATEO, CALIF. -- OCTOBER 17, 2003 -- Persistence(R) Software (NASDAQ: PRSW), a leading provider of data services software for distributed data access and management, today announced financial results for the third quarter ended September 30, 2003.

         For the quarter, revenues were $1,806,000 compared with $2,876,000 for the second quarter of 2003. The Company reported a net loss of $1,213,000, or $(0.50) per share compared with a net loss of $624,000 or $(0.26) per share for the second quarter of 2003. Revenues for the third quarter of 2002 were $4,144,000 with a net loss of $449,000 or $(0.22) per share.

          Cash balances at September 30, 2003 were $5.1 million compared to $6.2 million as of June 30, 2003 and $6.8 million as of September 30, 2002.

         Christopher Keene, chief executive officer of Persistence, commented, "While market conditions remain challenging, in this past quarter we have seen an increase in pilot programs and an increase in customer inquiries that we believe can set the stage for new pilots. Our pilot programs provide prospective clients the ability to experience first-hand the benefits of Persistence technology and improve our ability to complete sales."

         Mr. Keene continued, "During the quarter we initiated a strategic partnership with Shanghai Data Solutions that we expect will introduce our technology into the large and diverse Chinese market. We are very excited at the opportunities that this relationship will make possible for both parties in developing this large potential new market. Also during the third quarter we introduced EdgeXtend Enterprise Developer to increase developer productivity when managing complex application data. Persistence continues to develop products that are designed to meet the mission-critical needs of leading-edge institutions in a wide variety of industry segments."

         The Company will discuss these results in a conference call scheduled for 4:15 p.m. Eastern October 17, 2003. Interested parties can access the call by dialing (877) 858-9308 or by accessing the webcast at http://www.persistence.com/company/ir.php. A replay of the call will be available at (706) 645-9291, access number 3196579, for 3 days following the call; and the webcast can be accessed at http://www.persistence.com/company/ir.php for 30 days.

         The Company also announced that Ms. Christine Russell has tendered her resignation as chief financial officer of Persistence effective October 20, 2003. Ms. Russell will be leaving Persistence to assume a financial executive position at a publicly-traded technology company in the Silicon Valley. Mr. Brian Tobin, who was the corporate controller of Persistence, has been appointed the acting chief financial officer.

         "We thank Christine Russell for her professionalism, industry expertise and tireless efforts on behalf of Persistence" said Mr. Keene. "Some people have the ability to make everyone around them even better at what they do, and Chris had that kind of an impact on all of us at Persistence. We wish her the very best in her new position and in all her future endeavors."

ABOUT PERSISTENCE

         Founded in 1991, Persistence is a publicly traded company (NASDAQ:
PRSW). Persistence Software provides innovative software tools to manage application data for mission-critical systems with stringent response times. Since 1991, Persistence products have helped over 100 data-intensive companies achieve breakthrough application performance, scalability and developer productivity, including Adobe Systems, Applied Biosystems, Citigroup, FedEx, Fiducia AG, Motorola, Prebon Yamane and Sabre.

         Persistence has pioneered application data management technologies for object-relational mapping, clustered object caching and cache synchronization. Sun, Cisco and Sybase have licensed patented Persistence technology.

         Traditional IT architectures depend on distributed databases and unstructured messaging to keep global business data synchronized. These traditional architectures are increasingly unable to meet business requirements for mission-critical applications, including complex data, fast response times and geographic distribution. Persistence Software enables a new approach to managing data for mission-critical applications, called a Data Services Architecture. The core concept is to create a single, consistent software layer for managing data access and distribution. This architecture is designed to eliminate data errors and delays, while also reducing development time and costs.


Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties, which could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Persistence Software's limited operating history, potential fluctuations in our operating results, our potential need to raise cash in the future, uncertainties related to our long sales cycle, our reliance on a relatively small number of customers, our dependence on the Java programming language and the Enterprise JavaBeans standard becoming widely accepted standards, failure to manage our resources or attract and retain the services of key employees, our need to deliver products that are free of defects and errors and meet rapidly changing technology standards and customer requirements, our need to build a strong direct sales team and develop third party sales channels, our dependence on enterprise-wide system deployments, and our need to address competition from companies with substantially greater resources. Further information regarding these and other risks and uncertainties is included in our Annual Report on Form 10-K for the year ended December 31, 2002, the Form 10Q for the quarters ended March 31, 2003 and June 30, 2003 and in our other filings with the Securities and Exchange Commission.


                            -Financial tables follow-


                               PERSISTENCE SOFTWARE, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (Unaudited)
                        (In thousands, except per share amounts)

                                           THREE MONTHS ENDED        NINE MONTHS ENDED
                                          SEP. 30,    SEP. 30,     SEP. 30,   SEP. 30,
                                            2003        2002        2003        2002
                                          ---------   ---------   ---------   ---------
Revenues:
  Licenses                                $    722    $  2,825    $  3,672    $  7,762
  Service                                    1,084       1,319       3,533       4,273
                                          ---------   ---------   ---------   ---------
      Total revenues                         1,806       4,144       7,205      12,035
                                          ---------   ---------   ---------   ---------

Cost of revenues:
  Licenses                                      25          75          86         177
  Service                                      395         691       1,331       2,218
                                          ---------   ---------   ---------   ---------
      Total cost of revenues                   420         766       1,417       2,395
                                          ---------   ---------   ---------   ---------

Gross profit                                 1,386       3,378       5,788       9,640
                                          ---------   ---------   ---------   ---------

Operating expenses:
  Sales and marketing                        1,228       1,848       4,304       6,868
  Research and development                     732       1,040       2,384       3,196
  General and administrative                   631         798       1,931       2,644
  Amortization of purchased intangibles         --         126          --         480
                                          ---------   ---------   ---------   ---------
      Total operating expenses               2,591       3,812       8,619      13,188
                                          ---------   ---------   ---------   ---------

Income / (Loss) from operations             (1,205)       (434)     (2,831)     (3,548)

Interest and other income, net                  (4)         (7)          9          75
Income taxes                                    (4)         (8)        (23)        (70)
                                          ---------   ---------   ---------   ---------
Net income / (loss)                       $ (1,213)   $   (449)   $ (2,845)   $ (3,543)
                                          =========   =========   =========   =========


Basic net profit / (loss) per share       $  (0.50)   $  (0.22)   $  (1.18)   $  (1.76)
                                          =========   =========   =========   =========

Shares used in calculating basic net
profit / (loss) per share                    2,409       2,020       2,406       2,014
                                          =========   =========   =========   =========


                           PERSISTENCE SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)


                                                                  AS OF
                                                          SEP. 30,     DEC. 31,
                                                            2003         2002
                                                          ---------    ---------
Assets:
  Current assets:
    Cash, cash equivalents                                $  5,091     $  8,903
    Accounts receivable, net                                 1,600        1,252
    Prepaids and other current assets                          383          392
                                                          ---------    ---------
      Total current assets                                   7,074       10,547

Property and equipment, net                                    134          375
Purchased intangibles, net                                      69          123
Deposits and other assets                                       53           55
                                                          ---------    ---------
      Total assets                                        $  7,330     $ 11,100
                                                          =========    =========

Liabilities and Stockholders' Equity:
  Current liabilities:
    Accounts payable                                      $    328     $    325
    Accrued liabilities                                      1,865        1,910
    Deferred revenues (net of long term portion)             2,395        2,529
    Current portion of long-term obligations                   628          841
                                                          ---------    ---------
      Total current liabilities                              5,216        5,605

Long-term liabilities
   Long-term portion of deferred revenues                      224          691
   Long-term obligations                                        25           93
                                                          ---------    ---------
      Total long-term liabilities                              249          784
                                                          ---------    ---------
      Total liabilities                                      5,465        6,389
                                                          ---------    ---------

  Stockholders' equity:
    Common stock, net                                       66,083       66,072
    Accumulated deficit                                    (64,216)     (61,370)
    Other                                                       (2)           9
                                                          ---------    ---------
      Total stockholders' equity                             1,865        4,711
                                                          ---------    ---------
      Total liabilities and stockholders' equity          $  7,330     $ 11,100
                                                          =========    =========


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